EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

Coca-Cola Enterprises Inc.
Reports Second-Quarter and First-Half 2005 Results

•   Balanced revenue growth and successful operating expense initiatives generated strong second quarter EPS performance.

•   Volume in North America increased 1 1/2 percent in the second quarter, with European volume growth of 3 percent.

•   Full-year 2005 earnings guidance affirmed at high-end of current range.

Coca-Cola Enterprises (NYSE: CCE) today reported second-quarter 2005 net income of $333 million, or 70 cents per diluted share. Net income for the first six months totaled $379 million, or 80 cents per diluted share. Results for the second quarter include net favorable items totaling 12 cents per share, consisting primarily of proceeds from a settlement of high fructose corn syrup (HFCS) litigation and the benefit of state income tax rate changes.

                                    Second Quarter    First Six Months
                                   ----------------  -----------------
                                     2005    2004     2005      2004
                                   -------- -------- -------- --------

Reported Earnings per
 Diluted Common Share              $ 0.70    $ 0.43    $ 0.80   $ 0.65
  HFCS Litigation Settlement
   Proceeds                         (0.06)       --     (0.06)      --
  Net Favorable Tax Items           (0.07)       --     (0.08)      --
  Gain on Asset Sale                (0.01)       --     (0.01)      --
  Restructuring Charges              0.01        --      0.01       --
  Loss on Equity Securities          0.01        --      0.01       --
  Impact of New Concentrate Pricing    --      0.05        --     0.05
                                   ------    ------    ------   ------
Earnings per Diluted Common Share,
 Excluding Certain Items (a)       $ 0.58    $ 0.48    $ 0.67   $ 0.70
                                   ======    ======    ======   ======

(a) This non-GAAP financial information is provided to assist investors in evaluating our ongoing operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

Operating income totaled $582 million for the second quarter, and $802 million for the first six months. Excluding the items outlined in the table shown on page 10 of this release, comparable operating income increased 8 1/2 percent for the second quarter.

"Our second quarter performance reflects the combined benefits of solid revenue growth driven by balanced pricing and volume results and the success of our ongoing operating expense initiatives," said Lowry F. Kline, chairman of the board. "The trends demonstrated by this performance, coupled with the full benefit of the extensive product innovations implemented in the first half of the year, gives us the confidence that our full-year earnings will reach the mid-$1.30s."

Bottle and can physical case volume increased 2 percent in the second quarter, and 1/2 percent for the first six months. Volume in North America was up 1 1/2 percent in the second quarter and 1 percent for the first six months. Volume results in North America benefited from the introduction of Coca-Cola Zero, Diet Coke Sweetened with Splenda(R) and strong sales of Dasani and Dasani flavored waters. European volume increased 3 percent in the quarter, but declined 1 percent during the first half of 2005. Second quarter European volume results reflect solid volume growth in our diet and light portfolio and low double-digit growth in noncarbonated beverages.

Net pricing per case increased 2 percent in the second quarter, with growth of 1 1/2 percent for the first six months. North American net pricing per case growth totaled 2 percent for the quarter and for the first six months, while net pricing per case in Europe increased 1/2 percent for the same periods.

Consolidated cost of sales per case increased 3 1/2 percent for the second quarter and 3 percent for the first six months. All net pricing and cost of sales per case comparisons exclude the effects of currency translations. The attached key operating information schedule provides a reconciliation of the reported and comparable operating statistics used in this release.

"Our second quarter performance was characterized by strong marketplace execution, which drove balanced North American volume and pricing growth, and the successful introduction of two important new products, Diet Coke Sweetened with Splenda(R) and Coca-Cola Zero," said John R. Alm, president and chief executive officer. "Though carbonated soft drink trends remain challenging, we outperformed the category and achieved volume growth in both the future and immediate consumption channels.

"Our new products, which also include Full Throttle, Coca-Cola with Lime, and Dasani flavored waters, have generated excellent response among retailers and consumers," Mr. Alm said. "The strength of these product introductions, coupled with a rational industry pricing environment, leaves us encouraged as we enter the second half of the year.

"In Europe, we achieved volume growth amid difficult category and retail industry trends that limited our ability to achieve planned levels of pricing," Mr. Alm said. "While these trends are likely to continue in the second half of the year, we are optimistic that our brand innovation efforts and marketplace strategies will generate continued growth throughout our European territories."

North American Business Structure

CCE expects to recognize expense totaling approximately $75 million to $100 million in 2005, including $8 million recognized in the second quarter, primarily related to the reorganization of our North American business. CCE's North American operations will now be organized into six United States business units with Canada continuing to function as a separate entity. This reorganization will result in fewer layers of management, facilitate closer interaction with our customers, and generate long-term cost savings through improved administrative and operating efficiency.

"Our new operating structure will be a significant, positive step that will allow North America to operate more effectively and efficiently, while improving the local focus of our business at the field level," Mr. Alm said. "This further enhances our capabilities in marketplace execution, revenue growth management, sales and customer service, and supply chain management."

Full-Year 2005 Outlook

Earnings per diluted share are expected to reach the mid-$1.30s, reflecting our second quarter performance and a lower effective tax rate for the full year. This earnings guidance excludes the net favorable items outlined in this release, restructuring charges, and the tax expense associated with the potential repatriation of cash during the year. Current business trends have offset weaker currency translation benefits, which now will have a minimal impact on full-year earnings.

Reported full-year results will reflect the majority of the HFCS proceeds recognized in the second quarter. CCE is currently evaluating options for possible reinvestment of a portion of these funds in the second half of 2005.

CCE may repatriate $500 million in foreign earnings in 2005 based on the American Jobs Creation Act of 2004, with a related tax cost of approximately $30 million. As part of a broader tax analysis, CCE is also evaluating the possibility of repatriating an amount greater than $500 million.

Conference Call

CCE will webcast its second quarter conference call with analysts and investors live over the Internet today at 10 a.m. ET. The call can be accessed through our web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 33 and 34 of our 2004 Annual Report and on pages 28 through 30 of the Company's First-Quarter 2005 Form 10-Q.

                      COCA-COLA ENTERPRISES INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                   Second Quarter
                                              ------------------------
                                               2005(a)  2004(b) Change
                                               -------- ------- ------
Net Operating Revenues                        $  5,128 $  4,844    6%
Cost of Sales                                    3,018    2,884    5%
                                               -------- --------
Gross Profit                                     2,110    1,960    8%
Selling, Delivery, and
     Administrative Expenses                     1,528    1,509    1%
                                               -------- --------
Operating Income                                   582      451   29%
Interest Expense, Net                              157      157
Other Nonoperating Expense, Net                     (8)       -
                                               -------- --------
Income Before Income Taxes                         417      294
Income Tax Expense                                  84       91
                                               -------- --------
Net Income                                    $    333 $    203
                                               ======== ========
Basic Weighted Average Common Shares
 Outstanding                                       471      465
                                               ======== ========
Basic Net Income Per Share (c)                $   0.71 $   0.44
                                               ======== ========
Diluted Weighted Average Common Shares
 Outstanding                                       475      476
                                               ======== ========
Diluted Net Income Per Share (c)              $   0.70 $   0.43
                                               ======== ========

(a) 2005 results include net favorable items totaling 12 cents per diluted share.

(b) 2004 results include non-cash expense of 5 cents per diluted share related to a change in concentrate pricing.

(c) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                     Six Months
                                              ------------------------
                                               2005(a)  2004(b) Change
                                               -------- ------- ------
Net Operating Revenues                        $  9,324 $  9,083    3%
Cost of Sales                                    5,536    5,344    4%
                                               -------- --------
Gross Profit                                     3,788    3,739    1%
Selling, Delivery, and
     Administrative Expenses                     2,986    2,984    0%
                                               -------- --------
Operating Income                                   802      755    6%
Interest Expense, Net                              314      313
Other Nonoperating (Expense) Income, Net            (9)       1
                                               -------- --------
Income Before Income Taxes                         479      443
Income Tax Expense                                 100      136
                                               -------- --------
Net Income                                    $    379 $    307
                                               ======== ========
Basic Weighted Average Common Shares
 Outstanding                                       471      461
                                               ======== ========
Basic Net Income Per Share (c)                $   0.80 $   0.67
                                               ======== ========
Diluted Weighted Average Common Shares
 Outstanding                                       475      471
                                               ======== ========
Diluted Net Income Per Share (c)              $   0.80 $   0.65
                                               ======== ========

(a) 2005 results include net favorable items totaling 13 cents per diluted share.

(b) 2004 results include non-cash expense of 5 cents per diluted share related to a change in concentrate pricing.

(c) Per share data calculated prior to rounding to millions.

                       COCA-COLA ENTERPRISES INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (Unaudited; In Millions)

                                                      July 1, Dec. 31,
                                                        2005    2004
                                                      ------- -------
ASSETS
Current:
     Cash and cash equivalents                        $   173 $   155
     Trade accounts receivable, net                     2,195   1,877
     Inventories                                          921     763
     Current deferred income tax assets                   194     196
     Prepaid expenses and other current assets            400     373
                                                       ------- -------
          Total Current Assets                          3,883   3,364
Property, plant, and equipment, net                     6,510   6,913
Goodwill                                                  578     578
Franchise license intangible assets, net               13,963  14,517
Customer distribution rights and other
noncurrent assets, net                                  1,053   1,082
                                                       ------- -------
                                                      $25,987 $26,454
                                                       ======= =======
LIABILITIES AND SHAREOWNERS' EQUITY
Current:
     Accounts payable and accrued expenses            $ 2,495 $ 2,701
     Amounts payable to The Coca-Cola Company, net         97      78
     Deferred cash receipts from The Coca-Cola Company     60      45
     Current portion of debt                              659     607
                                                       ------- -------
          Total Current Liabilities                     3,311   3,431
Debt, less current portion                             10,300  10,523
Retirement and insurance programs and
    other long-term obligations                         1,488   1,406
Deferred cash receipts from The Coca-Cola Company,
    less current                                          293     331
Long-term deferred income tax liabilities               5,101   5,338
Amounts payable to The Coca-Cola Company                   53      47
Shareowners' equity                                     5,441   5,378
                                                       ------- -------
                                                      $25,987 $26,454
                                                      ======= =======

                      COCA-COLA ENTERPRISES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited, In Millions)

                                                      Six Months Ended
                                                      ----------------
                                                       July 1, July 2,
                                                        2005    2004
                                                       ------  ------
Cash Flows From Operating Activities
------------------------------------
Net income                                             $  379  $  307
Adjustments to reconcile net income to net cash
 derived from operating activities:
  Depreciation and amortization                           514     521
  Net change in customer distribution rights               20       6
  Stock-based compensation expense                         14       9
  Deferred funding income from The Coca-Cola Company      (23)    (32)
  Deferred income tax expense                              48      81
  Pension expense greater than retirement plan
   contributions                                           76      62
  Net changes in assets and liabilities                  (611)   (433)
  Other changes, net                                      (83)    (71)
                                                        ------  ------
Net cash derived from operating activities                334     450
                                                        ------  ------

Cash Flows From Investing Activities
------------------------------------
  Capital asset investments                              (343)   (406)
  Other investing activities                               36       8
                                                        ------  ------
Net cash used in investing activities                    (307)   (398)
                                                        ------  ------

Cash Flows From Financing Activities
------------------------------------
  Increase in commercial paper, net                       302     502
  Issuances of debt                                       299     187
  Payments of debt                                       (579)   (928)
  Dividend payments on common stock                       (38)    (37)
  Exercise of employee stock options                       18     165
                                                        ------  ------
Net cash derived from (used in) financing activities        2    (111)
                                                        ------  ------

Net effect of exchange rate changes on cash
  and cash equivalents                                    (11)      -
                                                        ------  ------

Net Increase (Decrease) In Cash and Cash Equivalents       18     (59)
Cash and Cash Equivalents at Beginning of Period          155      80
                                                        ------  ------
Cash and Cash Equivalents at End of Period             $  173  $   21
                                                        ======  ======

                                Coca-Cola Enterprises Inc.
                                Key Financial Information
                                 (Unaudited; In Millions)

                       2Q05    2Q04   % Change   2005  2004  % Change
                     ------- -------- --------- ------ ----- ---------
Operating Income
 Reconciliation
---------------

Reported Operating
 Income                $ 582   $ 451    29.0%  $ 802   $ 755    6.2%
  HFCS Litigation
   Settlement Proceeds   (48)      -             (48)      -
  Gain on Asset Sale      (7)      -              (7)      -
  Restructuring Charges    8       -               8       -
  Impact of New
   Concentrate Pricing     -      41               -      41
                      ------- ------- ------- ------- ------- -------
Comparable Operating
 Income(a)             $ 535   $ 492     8.7%  $ 755   $ 796  (5.2)%
                      ======= ======= ======= ======= ======= =======

Net Income
 Reconciliation
---------------

Reported Net Income    $ 333   $ 203    64.0%  $ 379   $ 307   23.5%
  HFCS Litigation
   Settlement Proceeds   (30)      -             (30)      -
  Net Favorable Tax
   Items                 (34)      -             (35)      -
  Gain on Asset Sale      (4)      -              (4)      -
  Restructuring Charges    5       -               5       -
  Loss on Equity
   Securities              4       -               4       -
  Impact of New
   Concentrate Pricing     -      26               -      26
                      ------- ------- ------- ------- ------- -------
Comparable Net
Income (a)             $ 274   $ 229    19.7%  $ 319   $ 333  (4.2)%
                      ======= ======= ======= ======= ======= =======

Diluted Earnings Per
 Share Reconciliation
---------------------

Reported Net Income
 Per Diluted Common
 Share                 $0.70   $0.43    62.8%  $0.80   $0.65   23.1%
  HFCS Litigation
   Settlement Proceeds (0.06)      -           (0.06)      -
  Net Favorable Tax
   Items               (0.07)      -           (0.08)      -
  Gain on Asset Sale   (0.01)      -           (0.01)      -
  Restructuring
   Charges              0.01       -            0.01       -
  Loss on Equity
   Securities           0.01       -            0.01       -
  Impact of New
   Concentrate Pricing     -    0.05               -    0.05
                      ------- ------- ------- ------- ------- -------
Comparable Net Income
 Per Diluted Share(a)  $0.58   $0.48    20.8%  $0.67   $0.70  (4.3)%
                      ======= ======= ======= ======= ======= =======

Income Tax Expense
 Reconciliation
---------------
Income Before Income
 Taxes                 $ 417   $ 294           $ 479   $ 443

Reported Income Tax
 Expense                  84      91             100     136
Net Favorable Tax
 Items                    34       -              35       -
                      ------- -------         ------- -------
Comparable Income Tax
 Expense
 Reconciliation (b)    $ 118   $  91           $ 135   $ 136
                      ======= =======         ======= =======

Reported Percent of
 Income Before Income
 Taxes                    20%     31%             21%     31%
Comparable Percent of
 Income Before Income
 Taxes                    28%     31%             28%     31%

                      July 1, July 2,
                       2005    2004
                      ------- -------
Free Cash Flow (c)
------------------
Net Cash Derived From
 Operating Activities  $ 334   $ 450
Less: Capital Asset
 Investments             343     406
                      ------- -------
Free Cash Flow         $ (9)   $  44
                      ======= =======

                   Full Year 2005
                      Forecast
                      --------
Net Cash Derived From
 Operating Activities  $1,700
Less: Capital Asset
 Investments            1,000
                       -------
Free Cash Flow         $  700
                       =======

                       July 1, Dec. 31,
                        2005    2004
                       ------- -------
Net Debt(d)
-----------
Current Portion of
 Debt                  $   659 $   607
Debt, Less Current
 Portion                10,300  10,523
Less: Cash and Cash
 Equivalents               173     155
                       ------- -------
Net Debt               $10,786 $10,975
                       ======= =======

(a) These non-GAAP measures are provided to assist investors in evaluating our ongoing operating performance and business trends.
    Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

(b) The non-GAAP measure "Comparable Income Tax Expense" is provided to assist in the evaluation of our effective tax rate excluding rate changes.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase and acquisition
    opportunities.

(d) The non-GAAP measure "Net Debt" is provided to allow investors to more clearly evaluate our capital structure and leverage.

                            COCA-COLA ENTERPRISES INC.
                            KEY OPERATING INFORMATION

                        2nd Quarter            First Six Months
                        2005 Change               2005 Change
               ---------------------------- --------------------------
                             North                       North
               Consolidated America Europe Consolidated America Europe
               ------------ ------- ------ ------------ ------- ------
Net Revenues
 Per Case
---------
Change in Net
 Revenues per
 Case                 4.0%   3.5%   5.0%     3.5%   2.5%   7.0%
    Impact of
     Belgium
     Excise Tax
     Change           0.0%   0.0%  (0.5)%    (0.5)%   0.0%  (1.0)%
    Impact of
     Customer
     Marketing
     and Other
     Promotional
     Adjustments      0.0%   0.0%  (0.5)%     0.5%   0.5%  (0.5)%
    Impact of
     Excluding
     Post Mix
     Sales and
     Agency Sales    (0.5)%  (1.0)%  (0.5)%    (0.5)%  (0.5)%  (1.0)%
                    ------- ------- -------   ------- ------- -------
Bottle and Can
 Net Pricing Per
 Case(a)              3.5%   2.5%   3.5%     3.0%   2.5%   4.5%
    Impact of
     Currency
     Exchange
     Rate Changes    (1.5)%  (0.5)%  (3.0)%    (1.5)%  (0.5)%  (4.0)%
                    ------- ------- -------   ------- ------- -------
Currency-Neutral
 Bottle and Can
   Net Pricing
    per Case(c)       2.0%   2.0%   0.5%     1.5%   2.0%   0.5%

Cost of Sales
 Per Case
---------
Change in Cost
 of Sales per
 Case                 3.0%   1.5%   5.0%     4.5%   3.0%   8.0%
    Impact of
     Belgium
     Excise Tax
     Change           0.0%   0.0%  (0.5)%    (0.5)%   0.0%  (1.5)%
    Impact of New
     Concentrate
     Pricing
     Structure in
     2004             1.5%   2.0%   0.0%     1.0%   1.0%   0.0%
    Impact of
     HFCS
     Litigation
     Settlement
     Proceeds in
     2005             1.5%   2.5%   0.0%     1.0%   1.5%   0.0%
    Impact of
     Excluding
     Bottle and
     Can Marketing
     Credits and
     Jumpstart
     Funding          0.5%   0.5%   0.5%     0.0%   0.0%   0.5%
    Impact of
     Excluding
     Post Mix
     Sales and
     Agency Sales    (1.5)%  (1.5)%  (1.0)%    (1.0)%  (1.0)%  (1.5)%
                    ------- ------- -------   ------- ------- -------
Bottle and Can
 Cost of Sales
 Per Case(b)          5.0%   5.0%   4.0%     5.0%   4.5%   5.5%
    Impact of
     Currency
     Exchange
     Rate Changes    (1.5)%  (1.0)%  (3.0)%    (2.0)%  (0.5)%  (4.5)%
                    ------- ------- -------   ------- ------- -------
Currency-Neutral
 Bottle and Can
 Cost of Sales
 per Case(c)          3.5%   4.0%   1.0%     3.0%   4.0%   1.0%

Physical Case
 Bottle and
 Can Volume
-----------
Change in Volume      2.0%   1.5%   3.0%    (1.0)%  (0.5)%  (2.0)%
    Impact of
     Selling Day
     Shift            0.0%   0.0%   0.0%     1.5%   1.5%   1.0%
                    ------- ------- -------   ------- ------- -------
Comparable
 Bottle and Can
 Volume(d)            2.0%   1.5%   3.0%     0.5%   1.0%  (1.0)%

Fountain
Gallon Volume
-------------
Change in Volume     (3.0)%  (4.0)%   1.5%    (3.5)%  (5.5)%   5.5%
    Impact of
     Selling Day
     Shift            0.0%   0.0%   0.0%     1.0%   1.5%   1.0%
                    ------- ------- -------   ------- ------- -------
Comparable
 Fountain Gallon
 Volume(d)           (3.0)%  (4.0)%   1.5%    (2.5)%  (4.0)%   6.5%

(a) The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is provided to allow investors to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 91 percent of our net revenue in both the second quarter and first six months of 2005.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is provided to allow investors to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an
    understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are provided to allow investors to separate the impact of currency exchange rate changes on our operations.

(d) "Comparable Bottle and Can Volume" and "Comparable Fountain Gallon
    Volume" excludes the impact of changes in the number of selling days between periods. These measures allow investors to analyze the performance of our business on a constant period basis. There were two fewer selling days in the first six months of 2005 as compared to the first six months of 2004.

                       Coca-Cola Enterprises
                         2005 Guidance
                     (Excluding Nonrecurring Items)

                                               Projection
----------------------------------------------------------------------
           Volume Growth                       Approx. 1%
              North America                    Approx. 1%
              Europe                           Approx. 1%
----------------------------------------------------------------------
      Pricing Per Case Growth
(currency neutral, including mix benefit)      Approx. 2%
              North America                 Approx. 2% to 3%
              Europe                           Approx. 1%
----------------------------------------------------------------------
   Cost of Goods Per Case Growth
(currency neutral, including mix impact )      Approx. 4%
----------------------------------------------------------------------
    Operating Expense $ Growth              Approx. 1% to 2%
----------------------------------------------------------------------
      Operating Income Growth               Approx. 3% to 4%
----------------------------------------------------------------------
       Capital Expenditures               Approx. $1.0 billion
----------------------------------------------------------------------
         Interest Expense                 Approx. $630 million
----------------------------------------------------------------------
        Effective Tax Rate                     Approx. 29%
----------------------------------------------------------------------
         2005 Diluted EPS                      Mid-$1.30s
----------------------------------------------------------------------
       Diluted Common Shares               Approx. 475 million
----------------------------------------------------------------------

Notes:
        -- Volume growth guidance is based on comparable selling days.

        -- 2005 will include two less selling days in the first quarter and full year.

        -- All cost of goods and operating income growth guidance exclude the
           2004 impact of the concentrate price transition.